                                                                      EXHIBIT 21

                           SUBSIDIARIES OF REGISTRANT


                                                        STATE OF
              SUBSIDIARY                             INCORPORATION
              ----------                             -------------

Texas Security Bancshares Corporation                  Delaware

Central Bank & Trust                                    Texas

TSB Operations Corporation                              Texas
